Delaware The First State Page 1 3368090 8100 Authentication: 203985532 SR# 20262730801 Date: 05-20-26 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “FIVE9, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2026, AT 11:42 O`CLOCK A.M. Exhibit 3.1

# Delaware

The First State

*I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "FIVE9, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2026, AT 11:42 O`CLOCK A.M.*

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

3368090 8100
SR# 20262730801

Authentication: 203985532
Date: 05-20-26

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:42 AM 05/20/2026
FILED 11:42 AM 05/20/2026
SR 20262730801 - File Number 3368090

# AMENDED AND RESTATED CERTIFICATE

# OF INCORPORATION OF

# FIVE9, INC.

Five9, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

1. The name of the corporation is Five9, Inc. The name under which the corporation was originally incorporated was Five 9's Communications, Inc. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was March 13, 2001.

2. This Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the certificate of incorporation of the corporation as heretofore amended and restated, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the DGCL.

3. The amended and restated certificate of incorporation is hereby amended and restated in its entirety to read as follows:

## ARTICLE I

The name of the corporation is "Five9, Inc." (hereinafter called the "Corporation").

## ARTICLE II

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

## ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the "DGCL").

## ARTICLE IV

(A) Classes of Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 455,000,000 shares which shall be divided into two classes of stock to be designated "Common Stock" and "Preferred Stock". The total number of shares of Common Stock that the Corporation is authorized to issue is 450,000,000 shares, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 5,000,000 shares, par value $0.001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding)

by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

(B) Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

1. Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the "Board") upon any issuance of the Preferred Stock of any series.

2. Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including the terms of any Preferred Stock Designation (as defined below), this "Certificate of Incorporation") to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

3. Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

4. Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section B(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

(C) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the "Preferred Stock Designation"), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and

the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates on which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or any other class or series;

(j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

## ARTICLE V

This Article V is inserted for the management of the business and for the conduct of the affairs of the Corporation.

(A) General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

(B) Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of the directors of the Corporation shall be fixed from time to time by resolution of the Board.

(C) Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated Class I, Class II and Class III. Notwithstanding the foregoing, commencing with the election of directors at the 2028 annual meeting of stockholders and at each annual meeting of stockholders thereafter, there shall be no classes of directors. For so long as the Board is divided into three classes, each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board.

(D) Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director elected prior to the 2026 annual meeting of stockholders shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. Each director elected commencing at the 2026 annual meeting of stockholders and thereafter will be elected for a one-year term expiring at the next annual meeting of stockholders; provided, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal. For the avoidance of doubt, the directors who are elected at the 2026 annual meeting of stockholders will serve for a term expiring at the 2027 annual meeting; the directors who were elected at the 2025 annual meeting of stockholders will serve for a term expiring at the 2028 annual meeting of stockholders; and the directors who were elected at the 2024 annual meeting of stockholders will serve for a term expiring at the 2027 annual meeting; provided that in each case the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

(E) Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director

and shall not be filled by the stockholders. A person elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified; provided, however that notwithstanding the foregoing, until the 2028 annual meeting of stockholders, a director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and subject to his or her earlier death, disqualification, resignation or removal.

(F) Removal. Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board may be removed from office at any time with or without cause, except that, for so long as the Board is classified, directors may be removed only for cause.

(G) Committees. Pursuant to the Amended and Restated Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the "Bylaws"), the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

(H) Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

**ARTICLE VI**

Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

**ARTICLE VII**

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article VII shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article VII shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

**ARTICLE VIII**

The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

## ARTICLE IX

Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

## ARTICLE X

Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, and may not be called by another other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

## ARTICLE XI

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that until the conclusion of the 2027 annual meeting of stockholders the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article V, Article VII, Article VIII, Article IX, Article X, Article XII, Article XIII, and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article VII, Article VIII and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

## ARTICLE XII

In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by written consent. Notwithstanding any other provision of

this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the stockholders (i) until the conclusion of the 2027 annual meeting of stockholders, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the stock of the Corporation entitled to vote thereon, and (ii) after the conclusion of the 2027 annual meeting of stockholders, by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon.

## ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

*[Remainder of Page Intentionally Left Blank]*

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed this 20th day of May, 2026.

**FIVE9, INC.**

By: /s/ Amit Mathradas
Name: Amit Mathradas
Title: President and Chief Executive Officer